UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 6/5/2012

Nationstar Mortgage Holdings Inc.	NATIONSTAR MORTGAGE LLC
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
6162	6162
(Primary standard industrial classification code number)	(Primary standard industrial classification code number)
001-35449	333-171370
(Commission File Number)	(Commission File Number)
45-2156869	75-2921540
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
350 Highland Drive	350 Highland Drive
Lewisville, Texas 75067	Lewisville, Texas 75067
(469) 549-2000	(469) 549-2000
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Address, including zip code, and telephone number, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 5, 2012, Nationstar Mortgage Holdings Inc. announced that Nationstar Mortgage LLC, a wholly-owned subsidiary, had signed a definitive agreement to acquire approximately $10.4 billion in residential mortgage servicing rights, as measured by unpaid principal balance, from Bank of America, National Association (“BANA”). The acquired servicing portfolio consists entirely of loans in government-sponsored enterprise pools. Nationstar will fund a portion of the MSR purchase price with the proceeds of a 65% co-investment by Newcastle Investment Corp. Nationstar expects the loans to transfer from BANA in July 2012.

The press release announcing this transaction is filed herewith as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits

The following exhibits are filed with this Current Report pursuant to Item 8.01.

(d) Exhibits

99.1 Press Release dated June 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage LLC

Date: June 5, 2012	By:	/s/ Anthony W. Villani
Anthony W. Villani, Esq.
Secretary

Nationstar Mortgage Holdings Inc.

By:	/s/ Anthony W. Villani
Anthony W. Villani, Esq.
Executive Vice President and General Counsel